Exhibit 23.3

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426     (614) 766-1459 FAX

December 17, 2014

Board of Directors

Poage Bankshares, Inc.

1500 Carter Avenue

Ashland, Kentucky 41101

and

Board of Directors

Commonwealth Bank, FSB

101 Commonwealth Drive

Mt. Sterling, Kentucky 40353

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Poage Bankshares, Inc. with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Commonwealth Bank, F.S.B. with the Office of the Comptroller of the Currency (“OCC”) in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including in the prospectus of Poage Bankshares, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller

President

MRK:jmm